UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
_________________________
  FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 30, 2008

SOUTH SHORE RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-31289
(State or other jurisdiction of incorporation)	(Commission File No.)

Times Square, P.O. Box 663, Leeward Highway
Providenciales, Turks & Caicos Islands
British West Indies
(Address of principal executive offices and Zip Code)

(416) 281-3335
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On July 30, 2008 the Company has negotiated with Net 2000 Inc. LLC an exclusive worldwide Distribution Agreement to market all present and future products of Net 2000 Inc. LLC.

     Net 2000 Inc. LLC is currently the author of a Guide on how to Source and Build your own Hydrogen on Demand Generator.

Terms of Agreement:

1.	Territory.

Net 2000 Inc. LLC hereby grants to South Shore Resources Inc. the exclusive right to market and sell its products exclusively in all countries worldwide.

2.	Terms. The term of this agreement shall be for a period of ten years with an additional option to renew for two additional 10 year terms from the date hereof, but subject to the following:

Deficiency

(a) If South Shore Resources Inc. does not sell a minimum of 1000 copies of the E Manual (Do It Yourself Book) within 18 months of the commencement date of this agreement Net 2000 Inc. LLC may terminate this agreement upon 30 days written notice to South Shore Resources Inc.

(b) If South Shore Resources Inc. becomes bankrupt or insolvent, Net 2000 Inc. LLC may, upon 30 days written notice to South Shore Resources Inc., terminate this agreement without prejudice to the collection of any monies then due and owing to Net 2000 Inc. LLC.

3.	Price. South Shore Resources Inc. and Net 2000 Inc. LLC will agree to set the pricing on all products for six months in advance and if there are to be any changes to the pricing both South Shore Resources Inc. and Net 2000 Inc. LLC will agree to such pricing 30 days in advance of any such change. Distribution of funds shall be 75% to South Shore Resources Inc. and 25% to Net 2000 Inc. LLC Net of all costs.

4.	Delivery. Net 2000 Inc. LLC shall deliver to South Shore Resources Inc. an Electronic Formatted copy of the E Manual to be posted on the South Shore Resources Inc. web site. This electronic manual will be made available for purchase through the South Shore Resources Inc. web site or its designate web sites. Net 2000 Inc. LLC shall not be liable for any failure to deliver the E Manual from the South Shore Resources Inc. web site or designate sites.

ITEM 7.01      REGULATION FD DISCLOSURE.

     On July 31, 2008, the Company is pleased to announce that it has signed an exclusive 10 year Definitive Distribution Agreement with Net 2000 Inc. LLC of Jackson, Tennessee to provide global marketing, sales and distribution for their unique “How To E-Manual” on the construction and installation of a Hydrogen Generation Module for Internal Combustion Engines and all of their future products.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of July, 2008.

SOUTH SHORE RESOURCES INC.

BY:   MICHAEL KABIN
         Michael Kabin
         Principal Executive Officer, Secretary and a
         member of the Board of Directors